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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Cholestech Corporation on Form S-8 (File Nos. 333-38151 and 333-38147) of our report dated April 23, 1999, on our audits of the consolidated financial statements and financial statement schedule of Cholestech Corporation as of March 26, 1999 and March 27, 1998, and for the years ended March 26, 1999, March 27, 1998, and March 28, 1997, which report is included in this Annual Report on Form 10-K.

                                          PRICEWATERHOUSECOOPERS LLP

San Jose, California
June 17, 1999